Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Fannie Mae (formally, the Federal National Mortgage Association) for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Celeste M. Brown, Executive Vice President and Chief Financial Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/ Celeste M. Brown
Celeste M. Brown Executive Vice President and Chief Financial Officer

Date: July 30, 2020

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.